STAGE III HUSH KIT SALES AGREEMENT

     THIS STAGE III HUSH KIT SALES AGREEMENT ("Agreement") is made this 18th day of May, 1993, by and between QUIET TECHNOLOGY VENTURE, a Florida General Partnership at 8000 N.W. 56th Street, Miami, Florida 33166 (hereinafter called "QTV") and FINE AIRLINES, INC., a Florida Corporation at 1640 N.W. 62nd Avenue, Miami, Florida 33122 (hereinafter called the "Purchaser").

                                   WITNESSETH

     WHEREAS, QTV is a joint venture formed for the primary purpose of designing, developing, testing, certifying, manufacturing and otherwise preparing for market certain turbo jet engine nacelle noise attenuation modification technology for McDonnell Douglas DC-8-50/61 Series Aircraft to comply with US FAA FAR Part 36 Stage III requirements (the "Hush Kits"); and

     WHEREAS, QTV shall provide all technical expertise in designing, developing, testing, certifying and manufacturing or causing to be manufactured the Hush Kits; and

     WHEREAS, the Purchaser desires to purchase said Hush Kits from QTV for Purchaser's fleet of ten (10) DC-8-50/61 aircraft as more particularly defined in Schedule 1 of this Agreement and hereinafter referred to as the "Aircraft".

     NOW THEREFORE in consideration of their mutual promises hereinafter set forth IT IS AGREED AND DECLARED AS FOLLOWS:

CLAUSE 1. SCOPE OF AGREEMENT, PRICE AND PAYMENT TERMS

     1.1 Price and terms of payment are as agreed in Schedule 2 of this Agreement. QTV acknowledges receipt of a total of U.S. $750,000.00 as a non-refundable deposit subject to Clause 20 for Purchaser's fleet of ten (10) Aircraft.

     1.2 The parties hereto agree that the terms and conditions set forth herein represent the sole and entire Agreement between the parties relating to the supply by QTV to the Purchaser of Hush Kits for the Aircraft. The parties further agree that neither party places any reliance whatsoever on any such prior representations, agreements, statements and understandings except to the extent expressly incorporated in this Agreement.

     1.3 The parties further agree that the terms and conditions of this Agreement shall apply to the exclusion of any set standard terms and conditions or their equivalent on or attached to or otherwise forming part of any order form issued by the Purchaser or


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acknowledgement of QTV or any other administrative document issued by either party in the course of or in support of their performance of this Agreement.

CLAUSE 2. DELIVERY OF AIRCRAFT

     2.1 The Purchaser shall deliver the Aircraft to be modified to the QTV facility at Opa-locka Airport, Opa-locka, FL at a date to be determined later related to the production line delivery position.

     2.2 The Purchaser warrants that upon such delivery the Aircraft shall be in a fully airworthy condition and the Purchaser shall exhibit to QTV a current Certificate of Airworthiness for the Aircraft.

     2.3 Prior to the acceptance of the Aircraft for modification, QTV will determine whether the Aircraft is in satisfactory condition to enable it to accept installation of the Stage III Hush Kit.

     2.4 The Aircraft shall be deemed accepted by QTV at such time as QTV issues the Aircraft Acceptance Certificate in the form as annexed as Schedule 3 to this Agreement.

CLAUSE 3. MODIFICATION AND DELIVERY

     3.1 Purchaser desires and QTV agrees to perform the installation of the Hush Kits at QTV's facility at Opa-locka, FL. However, Purchaser may elect to have QTV install the Stage III Hush Kits at the Purchaser's facility at Miami International Airport, Miami, FL.

     3.2 Provided that the Aircraft is delivered to QTV as soon as reasonably possible after the issuance of the Aircraft Acceptance Certificate, QTV shall install the Stage III Hush Kit and shall tender the Aircraft as so modified for redelivery to the Purchaser at Opa-locka, FL no later than a fixed date to be determined when production line delivery can be established. The Purchaser and/or its designated agent shall have reasonable access to and the right to reasonably inspect the Aircraft and the Stage III Hush Kit for the period that the Aircraft is being modified. QTV shall, on completion of installation of the Stage III Hush Kit execute and deliver to Purchaser an FAA Form 337 for such installation and certification that the Aircraft so modified conforms with Federal Aviation Regulations, 14 C.F.R. Part 36 requirement for Stage III Aircraft. QTV shall further deliver to Purchaser an Airplane Flight Manual Supplement for the serial numbered Aircraft with the FAA approved operating limitations in accordance with QTV Supplemental Type Certificate. The Aircraft shall be delivered to the Purchaser upon issuance by the Purchaser of the Aircraft Redelivery Certificate in the form set forth in Schedule 4 to this Agreement. Should the Purchaser fail within such period to inspect the Aircraft, then QTV shall be entitled to carry out such inspection on behalf of the Purchaser and this Agreement shall constitute authority for QTV to execute such Aircraft Redelivery Certificate as the agent of the Purchaser.

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     3.3  It is agreed between the parties that the Purchaser shall receive production Stage III Hush Kit delivery positions 1, 3, 5, 7, 9, 11, 13, 15, 17 and 19 unless QTV, at its option, chooses to deliver the Stage III Hush Kit positions on an accelerated basis. The actual dates of this delivery schedule shall be provided to Purchaser as soon as known by QTV.

CLAUSE 4. INSURANCE

     During the time that the Hush Kits are at QTV's installation facility, QTV shall ensure that a policy of hangarkeeper's insurance is maintained in full force and effect covering the Hush Kits and naming the Purchaser as additional insured. Such policy shall be available for inspection by the Purchaser upon giving of reasonable notice. Purchaser shall insure or cause to be insured the Aircraft and Hush Kit with ground and flight hull insurance and third party liability insurance with QTV named as additional insured as its interest may appear while the Hush Kit is being installed on the Aircraft and during the test flight. Purchaser will provide QTV with an endorsement, satisfactory to QTV, from the insurer as evidence of such coverage.

CLAUSE 5. DEFECTIVE WORKMANSHIP

     In the event that it should be shown to the reasonable satisfaction of QTV that a defect has arisen in the Stage III Hush Kit within 2,500 hours or one year from the date of the Aircraft Redelivery Certificate due to the use by QTV of defective material or workmanship, then provided that within 30 days of such defect becoming apparent, the Purchaser, at its own expense, will deliver the Aircraft to QTV's installation facility or to such other place as QTV may reasonably designate. QTV shall, without charge to the Purchaser, rectify such defect by repair or replacement as QTV may, in its sole discretion, decide, and such repair or replacement shall represent the limit of QTV's liability in respect of any such defect.

CLAUSE 6. DESIGN WARRANTY

     QTV warrants that the application of its Stage III Hush Kit will:

     6.1 Bring the Aircraft into compliance with the noise levels prescribed in Section C Stage III of Appendix C of Part 36 of the Federal Aviation Regulations, 14 C.F.R. Part 36 as published and promulgated by the Federal Aviation Administration on the date of execution of this Agreement.

     6.2 Not be such as, upon redelivery of the Aircraft, to invalidate the Certificate of Airworthiness for the Aircraft.

CLAUSE 7. PRICE AND PAYMENT

     7.1 Price and payment terms are contained in Schedule 2 of this Agreement. QTV acknowledges receipt of a total of U.S. $750,000.00 as a non-refundable deposit for ten (10) Stage III Hush Kits for Purchaser's fleet of ten (10) Aircraft subject to Clause 20 of this

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Agreement.

     7.2 The Purchaser shall ensure that QTV receives the full amount of any payments due hereunder without any deductions or withholdings whatsoever and the Purchaser shall be responsible for any and all taxes, duties, imposts, levies, surcharges and other like charges of the same or any kind which may be levied, charged or imposed upon any payments by any government agency which fall due under this Agreement or arise otherwise in connection with the performance of this Agreement.

CLAUSE 8. EXCLUSIONS OF LIABILITY

     The warranties of QTV set forth in Clause 6 above and the express remedies provided to the Purchaser pursuant to Clauses 5 and 7 above are accepted by the Purchaser IN LIEU OF AND IN SUBSTITUTION FOR ALL OTHER CONDITIONS AND WARRANTIES EXPRESSED OR IMPLIED WHETHER STATUTORY OR OTHERWISE INCLUDING, WITHOUT LIMITATION WARRANTIES OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL OTHER OBLIGATIONS AND LIABILITIES WHATSOEVER OF QTV WHETHER IN CONTRACT OR IN TORT OR OTHERWISE HOWSOEVER. The Purchaser accepts that QTV shall not be liable for any incidental or consequential damages or expenses howsoever arising and shall not by reason of any breach or breaches of any of the warranties set forth in Clause 6 above or otherwise howsoever become liable for any amount or amounts which in the aggregate exceed the amounts paid by the Purchaser to QTV under this Agreement.

     The foregoing provisions of this Clause have been the subject of full discussion and are clearly understood by the parties and the total price payable to QTV hereunder has been established, inter alia, in reliance upon the Purchaser's acceptance of the scope of the warranties contained in Clause 6, the remedies provided under Clauses 5 above and the Purchaser's waiver of all the other remedies and agreement to such total limitation of liability of the amounts paid by the Purchaser to QTV under this Agreement.

CLAUSE 9. FORCE MAJEURE

     QTV shall not be liable for any delay or interruption in performance or failure to perform hereunder or for any consequences arising out of the delay or interruption of its performance or failure to perform hereunder by reason of any strikes, lockout, or other labor disputes which delay the work, or arising out of fires, floods, or acts of God, nor for any other reason whatsoever that is reasonably beyond QTV's control, including failure to deliver or delay in delivery of materials. QTV shall promptly notify Purchaser of delays attributable to the foregoing causes and shall use its best efforts to minimize such unavoidable delays.

CLAUSE 10. CONFIDENTIALITY

     The parties agree that the purchase price and terms of payment are confidential.

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Neither party shall reveal such terms to a third party without the written express consent of the other party. Purchaser recognizes that the Stage III Hush Kit technology is the sole and exclusive property of QTV, and undertakes to maintain the confidentiality of the technology now and for the future. Purchaser represents and warrants that it has entered into this Agreement for the sole purpose of obtaining Aircraft in compliance with the Federal Aviation Administration Noise Regulations, that the Aircraft are to be used on its own account, and that it will not attempt to sell, copy, imitate or in any way deal in the nacelle quieting technology furnished by QTV.

CLAUSE 11. AMENDMENT

     This Agreement may not be amended otherwise than by an instrument in writing signed by the authorized representatives of the parties made subsequent to the signature of this Agreement and which is expressly stated to be an amendment to this Agreement.

CLAUSE 12. NOTICES

     Any notices required to be given pursuant to this Agreement shall be given in writing by certified mail return receipt requested or equivalent procedure as follows:

     If to QTV:
     QUIET TECHNOLOGY VENTURE
     8000 NW 56th Street
     Miami, Florida 33166

     If to Purchaser:
     FINE AIRLINES, INC.
     P.O. Box 523726
     Miami, Florida 33152

CLAUSE 13. HEADINGS

     Clause headings do not form part of this Agreement nor shall they govern the interpretation of this Agreement.

CLAUSE 14. SURVIVAL

     The provisions of Clause 11 above shall survive and have effect after the expiration or earlier termination or discharge by performance of this Agreement.

CLAUSE 15. WAIVER

     Failure by either party at any time to enforce any of the provisions of the Agreement shall not be construed as a waiver by such party of such provisions or in any way

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affect the validity of this Agreement.

CLAUSE 16. ASSIGNABILITY OF RIGHTS

     Purchaser may freely assign all its rights under this Agreement, provided that any Aircraft to be modified under this Agreement shall meet the technical requirements of the Supplemental Type Certificate. In the event that the owner of the Aircraft should transfer the Stage III Hush Kit to another Aircraft, QTV agrees to issue or cause to be issued at a nominal charge a Flight Manual Supplement for the receiving Aircraft, provided that the receiving Aircraft complies with the technical requirements of the Supplemental Type Certificate.

CLAUSE 18. LAW

     This Agreement shall be subject to and interpreted in accordance with the Laws of the State of Florida. Purchaser unconditionally and irrevocably submits itself to the jurisdiction of the Courts of Dade County in the State of Florida. Purchaser unconditionally and irrevocably submits itself to the jurisdiction of the Courts of Dade County in the State of Florida. Should legal action be required to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

CLAUSE 19. AMENDMENTS TO SUPPLEMENTAL TYPE CERTIFICATE

     In the event that QTV shall obtain an amendment to the Supplemental Type Certificate from the Federal Aviation Administration which will increase performance of the DC-8-50/61 series Aircraft, such amendment shall be deemed subject to this Agreement and QTV agrees to perform such further modification to the Hush Kit at an additional cost to Purchaser or Purchaser's assignee and shall furnish Purchaser or assignee the FAA certified Airplane Flight Manual Supplement for the improved performance.

CLAUSE 20. DEFAULT

     In the event that QTV is unable to complete the Stage III Hush Kit and redelivery of the Aircraft within the schedule set forth in Clause 3.3 for any reason other than the action of the Purchaser, or force majeure as defined in Clause 10, QTV shall promptly refund the deposit of U.S. $75,000.00 per Hush Kit or total of U.S. $750,000.00 to Purchaser.

CLAUSE 21. ASSIGNMENT OF WARRANTIES

     QTV hereby assigns to Purchaser and to Purchaser's assigns any warranties it may have from third parties pertaining to materials or component parts, to the extent that such warranties exist and are assignable. QTV hereby consents to the assignment of all warranties and remedies in this Agreement to any subsequent Purchaser of the Aircraft and Stage III Hush Kit.

CLAUSE 22. ENGINEERING AND SPARES SUPPORT

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     22.1 Notwithstanding the expressed warranties of QTV herein, QTV agrees to provide on-going engineering support for the Stage III Hush Kit and to maintain a reasonable and adequate stock of spare components available for loan to Purchaser or assigns in event repairs to any of the modified components on Purchaser's aircraft shall require return to QTV facilities or to authorized repair agencies of QTV. Such loans and repairs beyond the scope of QTV's warranties shall be chargeable at no more than industry standards for similar loans and repairs. QTV shall furnish a repair manual to Purchaser and make available parts or kits as necessary for such repairs as may be effected in customary shop procedures.

     22.2 Engineering support by QTV shall include, but not limited to, any repairs or alterations which may be required by FAA Airworthiness Directives and QTV shall issue service bulletins as necessary for the maintenance of the Stage III Hush Kit components.

CLAUSE 23. PRODUCT LIABILITY INSURANCE

     QTV warrants that it has and will maintain One Hundred Million Dollars Product Liability insurance, which shall be in effect for 2,500 hours or one year from the date of the Aircraft Redelivery Certificate issued for the last aircraft to be fitted with the QTV Stage III Hush Kit, whichever is the shorter period.

     IN WITNESS WHEREOF, the parties have caused this Stage III Hush Kit Sales Agreement to be executed on their behalf by the hand of a duly authorized representative this 18th day of May, 1993, at Miami, Dade County, Florida.

QUIET TECHNOLOGY VENTURE                FINE AIRLINES, INC.


BY: /s/ M.C. ACOSTA                         BY: /s/ BARRY H. FINE
    -------------------------               ------------------------
    M.C. ACOSTA                             BARRY H. FINE


TITLE: General Partner                  TITLE: General Manager

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                                   SCHEDULE 1


THE AIRCRAFT       REG. NO.      S.N.        DATE OF DELIVERY         PLACE OF
(Make & Model)                                   TO QTV               DELIVERY

DC-8-55            N55FB         45678       _______________       Opa-locka, FL

DC-8-54            N54FA         45637       _______________       Opa-locka, FL

DC-8-54            N426FB        45667       _______________       Opa-locka, FL

DC-8-54            N427FB        45684       _______________       Opa-locka, FL

DC-8-54            N57FB         45669       _______________       Opa-locka, FL

DC-8-54            N44UA         45800       _______________       Opa-locka, FL

DC-8-61            N27UA         45942       _______________       Opa-locka, FL

DC-8-61            N29UA         46159       _______________       Opa-locka, FL

DC-8-61            N30UA         45888       _______________       Opa-locka, FL

DC-8-51            N507DC        45855       _______________       Opa-locka, FL

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                                   SCHEDULE 2


                            PRICE AND PAYMENT TERMS

     Purchaser shall pay QTV the actual recurring production cost price (less the non-refundable deposit amount) of each of the ten (10) Stage III Hush Kits plus U.S. One Hundred Twenty Five Thousand Dollars ($125,000.00) for each Stage III Hush Kit to Quiet Nacelle Corporation for the use of its technology. Payment in full at time of installation of each Hush Kit and execution of Aircraft Redelivery Certificate.

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                                   SCHEDULE 3

                        AIRCRAFT ACCEPTANCE CERTIFICATE

To the Purchaser:

This is to certify that QTV accepts McDonnell Douglas DC-8-____ series Aircraft, Serial Number _____________ as being in satisfactory condition to accept installation of the QTV Stage III Hush Kit.


DATE:______________         QUIET TECHNOLOGY VENTURE



                            BY:______________________


                            TITLE:___________________

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                                   SCHEDULE 4

                        AIRCRAFT REDELIVERY CERTIFICATE
Dear QTV:

This is to certify acceptance by FINE AIRLINES, INC. that the QTV Stage III Hush Kit has been correctly installed in McDonnell Douglas DC-8-_______ series Aircraft, Serial Number _________, that title to the said Hush Kit is hereby accepted by FINE AIRLINES, INC. and that the said Aircraft is in satisfactory condition and has today been redelivered to FINE AIRLINES, INC.

PURCHASER: FINE AIRLINES, INC.



BY:______________________


TITLE:___________________


DATE:____________________

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                                    ADDENDUM

     This Addendum, dated 21st of January, 1995 modifies the Stage III Hush Kit Sales Agreement, dated 18th day of May, 1993 by and between QUIET TECHNOLOGY VENTURE, a Florida General Partnership at 8000 N.W. 56th Street, Miami, Florida 33166 and FINE AIRLINES, INC., a Florida Corporation at 1640 N.W. 62nd Avenue, Miami, Florida 33122.

Whereas QUIET TECHNOLOGY VENTURE has been converted to QUIET TECHNOLOGY VENTURE, LIMITED, this Addendum allows, authorizes, and grants QUIET TECHNOLOGY VENTURE, LIMITED to assume all the rights and responsibilities of QUIET TECHNOLOGY VENTURE in the Stage III Hush Kit Sales Agreement specified above.

Further, QUIET TECHNOLOGY VENTURE, LIMITED agrees to sell to FINE AIRLINES, INC. five (5) Stage III Hush Kits in addition to the ten (10) Stage III Hush Kits already agreed upon in the above specified Stage III Hush Kit Sales Agreement. FINE AIRLINES, INC. shall pay QUIET TECHNOLOGY VENTURE, LIMITED the actual recurring production cost price less the non-refundable deposit amount of each of these additional five (5) Stage III Hush Kits. Payment shall be made in full at time of installation of each Hush Kit and execution of Aircraft Redelivery Certificate.

QUIET TECHNOLOGY VENTURE, LTD.,               FINE AIRLINES, INC.,
a FLorida limited partnership                 a Florida corporation



By: /s/  BARRY H. FINE                            By: /s/ J. FRANK FINE
     ------------------------------               ---------------------------
     Barry H. Fine, Vice President                J. Frank Fine, President


                            LIMITED PARTNERS CONSENT

QUIET NACELLE CORPORATION as a limited partner of QUIET TECHNOLOGY VENTURE, LIMITED does hereby consent to the foregoing Agreement.


By: /s/ FERNANDO BIRBRAGHER
    ------------------------------
    Fernando Birbragher, President